UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed on June 22, 2012 by Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), is being filed to amend and restate the prior filing to include certain historical financial statements and pro forma financial information pursuant to Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 18, 2012, a subsidiary of Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha Hospitality Trust (the “Company”), acquired from its unaffiliated joint venture partner (i) the remaining 50% membership interest it did not previously own in Metro 29th Street Associates, LLC, the lessee of the 228-room Holiday Inn Express located at 232 West 29th Street, New York, NY (the “Holiday Inn Express 29th Street”), and (ii) the remaining 50% membership interest it did not previously own in Metro 29th Sublessee, LLC, the sublessee of the Holiday Inn 29th Street. As a result of the transaction, the Company, through its subsidiary, became the sole member of the lessee and the sublessee. Total consideration paid by the Company to the seller was approximately $10.8 million, including $10.0 million in cash and the forgiveness of approximately $800,000 of accrued interest payable under a mezzanine loan made by the Company to an affiliate of the seller.

In addition, HHLP entered into an option agreement with the seller and an affiliate of the seller that is the fee simple owner of the Holiday Inn Express 29th Street (the “Owner”). Pursuant to the option agreement, (i) the seller granted an equity call option to HHLP to purchase 100% of the equity interests in an entity that is the sole member of the Owner, (ii) the Owner granted a real property call option to HHLP to purchase its fee simple interest in the Holiday Inn Express 29th Street and (iii) HHLP granted a real property put option to the Owner to sell to HHLP the Holiday Inn Express 29th Street. The exercise price of the option is $1.00. The equity call option and the real property call option is exercisable by HHLP at any time after the earlier of September 1, 2016 and certain other specified events, including the seller’s death or disability. The real property put option is exercisable by the seller at any time.

At or prior to the closing of any exercise of the option described above, HHLP will pay all amounts outstanding and terminate, or assume all obligations under, a mezzanine loan with an outstanding principal balance of $15.0 million that bears interest at 10% and matures on November 25, 2012 and first mortgage loan secured by the Holiday Inn Express 29th Street with an outstanding principal balance of $54.6 million that bears interest at a fixed rate of 6.50% per annum and matures on November 5, 2016.  On June 29, 2012, HHLP paid all amounts outstanding under the $15.0 million mezzanine loan.

The Company has accounted for the Holiday Inn Express 29th Street as an unconsolidated joint venture investment since 2007. As a result of the transaction described above, the Company is entitled to all of the profits and losses from the property from January 1, 2012. From the date of the acquisition, the Holiday Inn Express 29th Street is accounted for as a consolidated hotel property.

Item 9.01.	Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

See Exhibit 99.1 which contains Metro 29th Street Associates, LLC financial statements and independent auditor’s report as of December 31, 2011 and is incorporated by reference herein.

(b)           Pro Forma Financial Information

See Exhibit 99.2 which contains pro forma financial information and is incorporated by reference herein.

(c)           Exhibits

Exhibit 23.1 Consent of KPMG LLP

Exhibit 99.1 Financial Statements of Metro 29th Street Associates, LLC.

Exhibit 99.2 Pro Forma Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: August 30, 2012	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer